Exhibit 99.1

News Release

Yellow Corporation Reports Second Quarter 2023 Results

NASHVILLE, Tenn., August 9, 2023 – Yellow Corporation (NASDAQ: YELL) reported results for the second quarter ended June 30, 2023. Operating revenue was $1.127 billion and operating income was $38.9 million which included a $75.9 million gain on property disposals. In comparison, operating revenue in the second quarter of 2022 was $1.424 billion and operating income was $99.2 million which included a $3.2 million net gain on property disposals.

Net loss for second quarter 2023 was $14.7 million, or $0.28 per share, compared to net income of $60.0 million, or $1.17 per share in the second quarter 2022.

Following a substantial workforce reduction impacting all areas of the organization, on August 6th, the Company and its domestic subsidiaries filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the district of Delaware seeking relief under Chapter 11 of Title 11 of the United States Bankruptcy Code.

Investor Contact: investor@myyellow.com

Media Contact: media@myyellow.com

CONSOLIDATED BALANCE SHEETS

Yellow Corporation and Subsidiaries

(Amounts in millions except per share data)

	June 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$112.8	$235.1
Restricted amounts held in escrow	19.6	3.9
Accounts receivable, net	535.1	599.7
Prepaid expenses and other	151.1	75.4
Total current assets	818.6	914.1
Property and Equipment:
Cost	3,065.9	3,109.0
Less - accumulated depreciation	(1,926.2)	(1,940.0)
Net property and equipment	1,139.7	1,169.0
Deferred income taxes, net	—	0.3
Pension	35.5	34.5
Operating lease right-of-use assets	123.1	139.7
Other assets	30.7	21.7
Total Assets	$2,147.6	$2,279.3
Liabilities and Shareholders' Deficit
Current Liabilities:
Accounts payable	$175.7	$188.6
Wages, vacations and employee benefits	235.1	221.4
Current operating lease liabilities	43.0	53.1
Other current and accrued liabilities	188.3	182.1
Current maturities of long-term debt	1,274.5	71.8
Total current liabilities	1,916.6	717.0
Other Liabilities:
Long-term debt, less current portion	202.9	1,466.2
Deferred income taxes, net	0.5	—
Pension and postretirement	137.4	134.0
Operating lease liabilities	89.2	94.6
Claims and other liabilities	248.8	249.0
Commitments and contingencies
Shareholders' Deficit:
Cumulative preferred stock, $1 par value per share	—	—
Common stock, $0.01 par value per share	0.5	0.5
Capital surplus	2,396.6	2,393.4
Accumulated deficit	(2,522.5)	(2,453.2)
Accumulated other comprehensive loss	(229.7)	(229.5)
Treasury stock, at cost	(92.7)	(92.7)
Total shareholders' deficit	(447.8)	(381.5)
Total Liabilities and Shareholders' Deficit	$2,147.6	$2,279.3

STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (LOSS)

Yellow Corporation and Subsidiaries

For the Three Months Ended June 30

(Amounts in millions except per share data, shares in thousands)

(Unaudited)

	Three Months		Six Months
	2023	2022	2023	2022
Operating Revenue	$1,126.8	$1,423.7	$2,285.4	$2,684.1
Operating Expenses:
Salaries, wages and employee benefits	686.3	736.7	1,358.8	1,447.7
Fuel, operating expenses and supplies	227.0	287.3	467.6	530.9
Purchased transportation	150.7	206.1	302.7	391.5
Depreciation and amortization	35.8	35.5	71.1	71.2
Other operating expenses	64.0	62.1	132.0	143.1
Gains on property disposals, net	(75.9)	(3.2)	(76.4)	(8.7)
Total operating expenses	1,087.9	1,324.5	2,255.8	2,575.7
Operating Income	38.9	99.2	29.6	108.4
Nonoperating Expenses:
Interest expense	48.3	38.0	94.8	75.7
Non-union pension and postretirement benefits	1.1	(0.5)	2.3	(0.9)
Other, net	0.1	(0.1)	(0.1)	0.1
Nonoperating expenses, net	49.5	37.4	97.0	74.9
Income (loss) before income taxes	(10.6)	61.8	(67.4)	33.5
Income tax expense	4.1	1.8	1.9	1.0
Net income (loss)	(14.7)	60.0	(69.3)	32.5
Other comprehensive income (loss), net of tax	2.4	1.5	(0.2)	3.8
Comprehensive Income (Loss)	$(12.3)	$61.5	$(69.5)	$36.3

Average Common Shares Outstanding - Basic	52,010	51,342	51,871	51,217
Average Common Shares Outstanding - Diluted	52,010	52,135	51,871	52,183

Income (Loss) Per Share - Basic	$(0.28)	$1.17	$(1.34)	$0.64
Income (Loss) Per Share - Diluted	$(0.28)	$1.15	$(1.34)	$0.62

Operating Ratio(a):	96.5%	93.0%	98.7%	96.0%

(a)
Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.